UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2012

THQ INC.
(Exact name of registrant as specified in its charter)

Delaware	0-18813	13-3541686
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

29903 Agoura Road
Agoura Hills,
California	91301
(Address of principal executive offices)	(Zip Code)

(818) 871-5000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.
As previously reported, on December 19, 2012, THQ Inc. (the “Company”) and its domestic subsidiaries filed voluntary petitions for reorganization relief under the provisions of chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”, and the filing therein, the “Chapter 11 Filing”). Documents filed in connection with the Chapter 11 Filing (other than documents filed under seal or otherwise subject to confidentiality protections) will be accessible at the Bankruptcy Court's Internet site, www.deb.uscourts.gov, through an account obtained from Pacer Service Center at 1-800-676-6856. Additional information may also be found at the Company's website at www.thq.com. The information set forth on the foregoing websites shall not be deemed to be a part of or incorporated by reference into this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

THQ INC.

	By:	/s/ Edward L. Kaufman
Date: December 20, 2012	Name:	Edward L. Kaufman,
	Title:	Executive Vice President, Business and Legal Affairs